UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

(Amendment No. 2)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2019

Tailored Brands, Inc.

(Exact name of registrant as specified in its charter)

Texas	1-16097	47-4908760
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6380 Rogerdale Road Houston, Texas	77072
(Address of principal executive offices)	(Zip Code)

281-776-7000
(Registrant’s telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Tailored Brands, Inc. (the “Company”) is hereby filing Amendment No. 2 to the Company’s Current Report on Form 8-K filed on March 28, 2019 (the “Original Form 8-K”), as amended by Amendment No. 1 to the Company’s Current Report on Form 8-K/A filed on April 22, 2019 (“Amendment No. 1”).

The Original Form 8-K included the announcement of the appointment of Dinesh Lathi as the Company’s President and Chief Executive Officer, among other things.  Amendment No. 1 was filed to provide Mr. Lathi’s finalized compensation information including revisions to what was included in the Original Form 8-K as well as the filing of Mr. Lathi’s signed letter agreement.

Amendment No. 2 is being filed solely to correct the description within Item 5.02 that Mr. Lathi would be granted an equity award in 2019 with a fair market value of $5,500,000 as previously disclosed.  As noted below, Mr. Lathi will be eligible for a long-term incentive award in 2019 with a target fair market value of $5,500,000. All other information in Amendment No. 1, including Mr. Lathi’s signed letter agreement remains unchanged.

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Pursuant to the terms of Mr. Lathi’s letter agreement, his initial base salary is $1,000,000.  Mr. Lathi’s bonus opportunity as Executive Chairman of $1,000,000 will be prorated to reflect the four months of the performance period from his October 1, 2018 start date through February 2, 2019.  Mr. Lathi is eligible for an annual bonus under the Company’s Annual Cash Incentive Plan, effective February 3, 2019, with a target of 100% of his base salary with a payout ranging from 0% to 150% of his target. In addition, Mr. Lathi will receive a one-time signing bonus of $200,000, which will be paid on or before the Company’s Annual Meeting in June 2019.

Also, Mr. Lathi will be eligible for a long-term incentive award in 2019 with a target fair market value of $5,500,000.  The components of the long-term incentive award will be determined by the Compensation Committee at the time of grant.  On the date Mr. Lathi’s 2019 equity award is granted, a prorated number of shares from his October 1, 2018 grant of deferred stock units will vest. The number of shares to vest will be based on the elapsed time beginning October 1, 2018 through the date of his April 2019 grant. Any dividends accrued will be paid on the shares that vest at this time. Any remaining shares that did not vest from Mr. Lathi’s October 1, 2018 grant will be forfeited.

Mr. Lathi will also participate in the Company’s Senior Executive Change in Control Severance Plan.

If Mr. Lathi is terminated without Cause or resigns for Good Reason (as both terms are defined in the Senior Executive Change in Control Severance Plan) from his employment with the Company, Mr. Lathi will receive the following as severance pay: 52 weeks of his then-current base pay, 100% of his then-annual target bonus, any actual bonus earned for the fiscal year in which he is terminated (prorated for portion of bonus year in the position and paid in April of the following fiscal year (no later than two-and-one-half months following the end of the bonus fiscal year)), and $25,000 as a payment to cover his COBRA costs for one year.  In addition, with respect to any then outstanding vested stock options and vested stock appreciation rights at the time of Mr. Lathi’s termination of employment, he will have the opportunity to exercise such awards no later than the earlier of (i) two years following the date of his termination of employment; and (ii) the date on which such awards expire.  The severance payments and extended exercise rights of stock options and stock appreciation rights are subject to the timely execution of a Separation Agreement and full release of claims.  If Mr. Lathi resigns from the Company without Good Reason or is terminated for Cause, he will not be eligible for any severance pay.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is included in this Form 8-K.

10.1          Letter Agreement by and between Tailored Brands, Inc. and Dinesh S. Lathi dated April 19, 2019 and effective March 27, 2019.

EXHIBIT INDEX

Exhibit Number	Description

10.1	Letter Agreement by and between Tailored Brands, Inc. and Dinesh S. Lathi dated April 19, 2019 and effective March 27, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:     April 26, 2019

TAILORED BRANDS, INC.

By:	/s/ Brian T. Vaclavik
Brian T. Vaclavik
Senior Vice President and Chief Accounting Officer